EXHIBIT 10.1.6

LIMITED RECOURSE GUARANTY AGREEMENT

(ECEC Shareholders)

THIS LIMITED RECOURSE GUARANTY AGREEMENT (this “Guaranty”), dated as of June 29, 2015, is made by each of the shareholders and security holders of Eagle Crest Energy Company, a California corporation (“ECEC”), listed on Schedule 1 attached hereto (each shareholder and security holder, a “Guarantor” and together, the “Guarantors”), for the benefit of CIL&D, LLC, a Delaware limited liability company (together with its successors and assigns, “Lender”).

RECITALS

WHEREAS, Eagle Mountain Acquisition LLC, a Delaware limited liability company (“Borrower”), is a party to that certain Purchase and Sale Agreement dated as of June 25, 2015 (the “Purchase Agreement”) among Borrower, Lender, Eagle Mountain LLC, a Delaware limited liability company (“Holdco”), Kaiser Eagle Mountain, LLC, a Delaware limited liability company (“KEM”), and ECEC, pursuant to which, among other things, Lender agreed to sell to Borrower 100% of the ownership interest in KEM;

WHEREAS, as partial payment of the purchase price to Lender under the Purchase Agreement, Borrower executed and delivered to Lender (i) that certain promissory note in the initial principal amount of $4,250,000 (the “Senior Note”) and (ii) that certain promissory note in the initial principal amount of $19,000,000 (the “Junior Note” and together with, the Senior Note, the “Notes”), in each case of even date herewith in favor of the Lender. The payment obligations under the Senior Note are sometimes referred to herein as the “Deferred Payment”. Collectively, the payment obligations under the Notes are sometimes referred to herein as the “Loan”. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Senior Note;

WHEREAS, as an inducement to Lender to enter into the Purchase Agreement and to accept the Notes, ECEC executed and delivered that certain Guaranty Agreement even dated herewith in favor of Lender, guaranteeing certain obligations of Borrower relating to the Senior Note (the “ECEC Guaranty”);

WHEREAS, as further inducement to Lender to enter into the Purchase Agreement and to accept the Notes, each Guarantor executed and delivered that certain Pledge Agreement (the “ECEC Guarantors Pledge Agreement”) even dated herewith in favor of Lender pursuant to which certain equity interests in ECEC and certain instruments and other payment obligations payable by ECEC were pledged to the Lender as security for the satisfaction of the Guaranteed Obligations, as defined below (in each case, the “Pledged ECEC Collateral”); and

WHEREAS, as the owner of a direct interest in ECEC, each Guarantor will directly or indirectly benefit from Lender making the Loan to Borrower, and completing the transactions contemplated in the Purchase Agreement.

NOW, THEREFORE, as further inducement to Lender to enter into the Purchase Agreement and to accept the Notes, the ECEC Guaranty and the ECEC Guarantors Pledge Agreement, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, each Guarantor does hereby agree as follows:

ARTICLE I - NATURE AND SCOPE OF GUARANTY

Section 1.1 Limited Recourse Guaranty of Obligations.

(a) Each Guarantor hereby irrevocably and unconditionally guarantees to Lender, severally, but not jointly, the payment and performance of the Guaranteed Obligations as and when the same shall be due and payable. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor. Notwithstanding anything to the contrary contained herein, in the absence of a Full Recourse Trigger (as defined below), Lender’s sole recourse against any Guarantor for the payment and performance of the Guaranteed Obligations shall be foreclosure on such Guarantor’s ECEC Pledged Collateral pledged under the ECEC Guarantors Pledge Agreement. For the avoidance of doubt, in the absence of a Full Recourse Trigger, no Guarantor hereunder shall be personally liable for the performance or payment of the Deferred Payment or any other obligation or liability of ECEC under the ECEC Guaranty.

(b) Upon the occurrence of any of the following (each a “Full Recourse Trigger”) the liability of the Guarantors for the Guaranteed Obligations shall no longer be limited as specified in Section 1.1(a) above, but shall instead be as set forth herein: (i) should any Guarantor or Guarantors contest or fail to consent to Lender’s strict foreclosure on any of the ECEC Pledged Collateral in full satisfaction of the ECEC Guaranty in a manner which materially delays such strict foreclosure as permitted by law and the ECEC Guarantors Pledge Agreement, then such Guarantor or Guarantors shall be personally, jointly and severally liable with only those other Guarantors responsible for this Full Recourse Trigger, for the Guaranteed Obligations and Costs; (ii) in the event that ECEC, the Borrower or Holdco commences any voluntary Insolvency Action (as defined below) (but not an Insolvency Action with respect to any Guarantor) that prevents or materially delays Lender’s strict foreclosure on any of the ECEC Pledged Collateral in full satisfaction of the ECEC Guaranty as permitted by law and the ECEC Guarantors Pledge Agreement, then the Guarantors shall be personally, jointly and severally liable for the Guaranteed Obligations and Costs; (iii) should any Guarantor or Guarantors commence any voluntary Insolvency Action that prevents or materially delays Lender’s strict foreclosure on any of the ECEC Pledged Collateral in full satisfaction of the ECEC Guaranty as permitted by law and the ECEC Guarantors Pledge Agreement, then such Guarantor or Guarantors shall be personally, jointly and severally liable (along with only those other Guarantors responsible for this Full Recourse Trigger) for the Guaranteed Obligations and Costs. As used in herein, the term “severally liable” shall mean that such Guarantor shall be personally liable for payment of its share of the Deferred Payment based on its pro rata interest in ECEC on a fully diluted basis. Schedule 1 attached hereto sets forth the pro rata interest of each Guarantor in ECEC. In the event multiple Guarantors are responsible for a Full Recourse Trigger, as described above, then each shall be responsible for their pro rata share of the Deferred Payment relative to each other.

(c) As used herein, the term “Guaranteed Obligations” means the full and timely payment and performance of all of the obligations and liabilities of ECEC for which ECEC is liable pursuant to the ECEC Guaranty, including, without limitation, the payment and performance of all terms, covenants, conditions, indemnities and agreements of ECEC set forth therein. As used herein, the term “Costs” means all reasonable, out-of-pocket costs and expenses actually incurred (including, without limitation, reasonable attorneys’ fees) incurred by Lender as a direct result of Lender’s enforcement of its rights under this Guaranty, the ECEC Guaranty or the ECEC Guarantors Pledge Agreement. For the purposes of this Section 1.1, “Insolvency Action” shall not include any filing made by Third Party, unaffiliated creditors of ECEC, Borrower, Holdco or their respective Affiliates solely due to the non-payment of a debt by ECEC. As used herein, “Affiliate” shall mean with respect to any person or entity, another person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person or entity, and “Third Party” shall not include an Affiliate of any Guarantor, ECEC, Borrower or Holdco.

Section 1.2 Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance by the Guarantors, and not a guaranty of collection. This Guaranty shall continue to be effective with respect to any Guaranteed Obligations so long as the Senior Note is outstanding or unless the Guarantors are otherwise released from their obligations under this Guaranty pursuant to the Loan Documents. Notwithstanding anything to the contrary contained herein, this Guaranty shall automatically terminate upon the payment in full of the Senior Note, and the Guarantors shall no longer be responsible for the Guaranteed Obligations.

Section 1.3 Payment by Guarantor. In accordance with the terms of Section 1.1 hereof, Guarantor shall, immediately upon demand by Lender, pay the amount due on the Guaranteed Obligations to Lender at Lender’s address as set forth herein or as otherwise instructed by Lender. Such demand(s) may be made at any time coincident with or after the time for payment of all or any part of the Guaranteed Obligations with respect to the same or different Guaranteed Obligations.

Section 1.4 No Duty to Pursue Others. Lender shall not be required (and Guarantor hereby waives any rights to require Lender), in order to enforce the obligations of Guarantor hereunder, first (i) to institute suit or otherwise exhaust its remedies against Borrower, ECEC or any other persons liable on the Guaranteed Obligations, or against any other person, (ii) to enforce Lender’s rights against any collateral given to secure the Guaranteed Obligations, (iii) to enforce Lender’s rights against any other guarantors of Guaranteed Obligations, (iv) to join Borrower, ECEC or any other persons liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (v) to exhaust any available remedies against any collateral given to secure the Guaranteed Obligations, or (vi) to resort to any other means of obtaining payment or performance of the Guaranteed Obligations.

Section 1.5 Waivers.

(a) Guarantor agrees to the provisions of the Loan Documents and hereby waives notice of (i) acceptance of this Guaranty, (ii) any amendment, modification, replacement or extension of any Loan Document, (iii) the execution and delivery by Borrower, ECEC and/or Lender of any other agreements, promissory notes or other documents arising under the Loan Documents, (iv) the occurrence of any breach by Borrower or ECEC or any Event of Default, (v) Lender’s transfer, participation, componentization or other disposition of the Guaranteed Obligations, or any part thereof, (vi) sale or foreclosure (or posting or advertising therefor) of any collateral for the Guaranteed Obligations, (vii) nonpayment or nonperformance, protest, notice of protest, notice of dishonor, proof of non-payment or default by Borrower or ECEC, (viii) intent to accelerate or acceleration, or (ix) any other action taken or omitted by Lender and any and all demands and notices of every kind in connection with this Guaranty, the Loan Documents, and any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and any other obligations hereby guaranteed. Guarantor also waives notice of or proof of reliance by Lender upon this Guaranty.

(b) Guarantor specifically agrees that Guarantor shall not be released from liability hereunder by any action taken by Lender including, without limitation, a nonjudicial sale under the Loan Documents, that would afford Borrower a defense based on California’s anti–deficiency laws, in general, and Cal. Code of Civ. Proc. Section 580d, in specific. Without limiting the foregoing, Guarantor expressly understands, acknowledges and agrees as follows: (X) In the event of a nonjudicial foreclosure (through the exercise of the power of sale under the Loan Documents): (i) Borrower or ECEC would not be liable for any deficiency on the Notes under Cal. Code of Civ. Proc. Section 580d, (ii) Guarantor’s subrogation rights against Borrower or ECEC would thereby be destroyed, Guarantor would be solely liable for any deficiency to Lender (without recourse against Borrower or ECEC), and (iii) Guarantor would thereby be deprived of the anti–deficiency protections of said Section 580d; (Y) Were it not for Guarantor’s knowing and intentional waivers contained herein, the destruction of Guarantor’s subrogation rights and anti–deficiency protections would afford Guarantor a defense to an action against Guarantor hereunder; and (Z) Notwithstanding the foregoing, Guarantor expressly waives any such defense to any action against Guarantor hereunder following a nonjudicial foreclosure sale or in any other circumstance under which Guarantor’s subrogation rights against Borrower or ECEC have been destroyed.

(c) Guarantor hereby fully and completely waives, releases and relinquishes any statute of limitations affecting any of Guarantor’s liability hereunder or the enforcement thereof, including without limitation, any right, defense or benefit under Cal. Code of Civ. Proc. Section 337.

(d) Guarantor expressly waives any defense or benefits arising out of any federal or state bankruptcy, insolvency, or debtor relief laws, including without limitation, under Section 364 or 1111(b)(2) of the United States Bankruptcy Code.

(e) Guarantor expressly waives any and all benefits, rights and/or defenses based on principals of suretyship and/or guaranty, including without limitation, those benefits, rights and/or defenses which might otherwise be available to Guarantor under Cal. Civ. Code Sections 2787 to 2855, inclusive, and 2899, 2953 and 3433, and Guarantor agrees that its obligations shall not be affected by any circumstances which constitute a legal or equitable discharge of a guarantor or surety.

(f) Guarantor expressly waives any and all benefits, rights and/or defenses which might otherwise be available to Guarantor under Cal. Code of Civ. Proc. Sections 580a, 580b, 580d and 726. In specific, but not by way of limitation, Guarantor expressly waives any and all fair value rights under Cal. Code of Civ. Proc. Section 580a as set forth in Bank of Southern California v. Dombrow, 39 Cal.App.4th 1457, 46 Cal.Rptr.2d 656 (4th Dist., Div. 1, 1995) (decertified).

(g) Guarantor acknowledges that Guarantor has been made aware of the provisions of Cal. Civ. Code Section 2856, has read and understands the provisions of that statute, has been advised by its counsel as to the scope, purpose and effect of that statute, and based thereon, and without limiting the foregoing waivers, Guarantor agrees to waive all suretyship rights and defenses described in Cal. Civ. Code Sections 2856(a) through (d). Without limiting any other waivers herein, Guarantor hereby gives the following waiver pursuant to Section 2856(d) of the Cal. Civ. Code:

“Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election or remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise.”

(h) As provided in Cal. Civ. Code Section 2856(c), Guarantor makes the following waivers of specific rights afforded under California law:

“The guarantor waives all rights and defenses that the guarantor may have because the debtor’s debt is secured by real property. This means, among other things:

(1) The creditor may collect from the guarantor without first foreclosing on any real or personal property collateral pledged by the debtor.

(2) If the creditor forecloses on any real property collateral pledged by the debtor:

(A) The amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

(B) The creditor may collect from the guarantor even if the creditor, by foreclosing on the real property collateral, has destroyed any right the guarantor may have to collect from the debtor.

This is an unconditional and irrevocable waiver of any rights and defenses the guarantor may have because the debtor’s debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based on Sections 580a, 580b, 580d, or 726 of the Code of Civil Procedure.”

(i) Guarantor acknowledges that it has relied on the advice of its own counsel in making this Guaranty and has reviewed the waivers of rights contained herein with its counsel. Guarantor further acknowledges that it understands and accepts as a necessary part of this Guaranty the waivers of rights set forth above, after reviewing the extent and effect of the waivers in this Guaranty with its counsel.

Section 1.6 Payment of Expenses. If Guarantor fails to timely perform any provisions of this Guaranty, Guarantor shall, immediately upon demand by Lender, pay Lender any and all reasonable, out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by Lender in the enforcement hereof or the preservation of Lender’s rights hereunder. The covenant contained in this Section 1.6 shall survive the payment and performance of the Guaranteed Obligations.

Section 1.7 Effect of Bankruptcy. If pursuant to any Insolvency Action (defined below) concerning Borrower, ECEC or Guarantor, Lender must rescind, restore or return any payment or any part thereof received by Lender in satisfaction (in full or in part) of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect, and this Guaranty shall remain in full force and effect. As used herein, “Insolvency Action” shall mean if Borrower, ECEC or Guarantor (i) makes an assignment for the benefit of creditors, (ii) has a receiver, liquidator or trustee appointed for it, (iii) is adjudicated as bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law or any similar federal or state law shall be filed by or against, consented to, solicited by, or acquiesced in by it, or (iv) has any proceeding for its insolvency, dissolution or liquidation instituted against.

Section 1.8 Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower, ECEC or any other party liable for payment or performance of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty or otherwise until the Deferred Payment is paid in full.

Section 1.9 Reinstatement of Guaranty in Certain Circumstances. Guarantor agrees that, if any or all of a payment made by or on behalf of Borrower of any Guaranteed Obligation is returned by any person at any time for any reason during the period one (1) year from the date of such payment, including pursuant to any settlement, order (whether or not final) of a court of competent jurisdiction, applicable law or because of acts or omissions of Borrower (other than by reason of the full and indefeasible payment of the Guaranteed Obligations), the Guaranteed Obligations will not be deemed to have been satisfied to the extent of the returned payment and the obligations of Guarantor hereunder will be deemed to be reinstated automatically and to continue in full force and effect. If ECEC ceases to be liable to Lender for any of the Borrower’s obligations under the Senior Note (other than by reason of the full and indefeasible payment of the Borrower’s obligations under the Senior Note, cancellation or termination of the Borrower’s obligations under the Senior Note), then any prior release or discharge from this Guaranty will be without effect and this Guaranty and the obligations of Guarantor hereunder will be automatically reinstated and continue in full force and effect.

Section 1.10 Borrower; ECEC. The term “Borrower” as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company, joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, assignment, devise, gift or bequest of or by Borrower or any interest in Borrower or the Deferred Payment. The term “ECEC” as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company, joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, assignment, devise, gift or bequest of or by ECEC or any interest in ECEC, the Deferred Payment or the ECEC Guaranty.

ARTICLE II - EVENTS AND CIRCUMSTANCES NOT

REDUCING OR DISCHARGING GUARANTOR’S OBLIGATIONS

Section 2.1 Events and Circumstances Not Reducing or Discharging Guarantor’s Obligations. Guarantor hereby consents and agrees to each of the following and agrees that Guarantor’s obligations hereunder shall not be released, diminished, impaired, reduced or adversely affected in any way by any of the following, and waives any common law, equitable, statutory or other rights (including, without limitation, rights to notice) which Guarantor might have in connection with any of the following:

(a) Modifications, Releases, Etc. Any renewal, extension, increase, reduction, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, any Loan Document, or any other document or agreement between Borrower, ECEC and Lender or any other parties pertaining to the Guaranteed Obligations.

(b) Condition of Borrower, ECEC or Guarantor. The existence of an Insolvency Action concerning Borrower, ECEC, Guarantor or any other party liable for the payment or performance of all or part of the Guaranteed Obligations, or any dissolution of Borrower, ECEC or Guarantor or any sale, lease or transfer of any or all of the assets of Borrower, ECEC or Guarantor, or any changes in the shareholders, partners or members of Borrower, ECEC or Guarantor, or any merger, consolidation, or reorganization of Borrower, ECEC or Guarantor into or with any other person.

(c) Invalidity, Unenforceability, Offset, Etc. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations or any Loan Document, or of any other document or agreement executed in connection with the Guaranteed Obligations for any reason whatsoever, including, without limitation, the fact that (i) the Guaranteed Obligations or any part thereof exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (iii) the officers or representatives executing the Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iv) the Guaranteed Obligations violate applicable usury laws, (v) Borrower or ECEC has valid defenses (except the defense of payment or performance of the applicable Guaranteed Obligations), claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower or ECEC, and whether such defense, claim, or right of offset arises in connection with the Guaranteed Obligations, the transactions creating same, or otherwise (including any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal and any defense of the statute of limitations in any action hereunder or in any action for the collection or performance of any obligations hereby guaranteed), (vi) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations, or executed in connection with the Guaranteed Obligations, or given to secure the repayment or performance of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, (vii) any Loan Document has been forged, or is not genuine or authentic, it being agreed that Guarantor shall remain liable hereunder regardless of whether Borrower, ECEC or any other person be found not liable on the Guaranteed Obligations or any part thereof for any reason, or (viii) any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment or performance of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being acknowledged and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Guaranteed Obligations.

(d) Care and Diligence. The failure of Lender or any other party to exercise diligence or reasonable care (other than willful malfeasance) in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security, including, without limitation, any neglect, delay, omission, failure or refusal of Lender (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations, (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

(e) Preference. Any payment by Borrower or ECEC to Lender is held to constitute a preference under bankruptcy laws or for any reason Lender is required to refund or remit any such payment or amount to Borrower, ECEC or any other person.

(f) Other Actions Taken or Not Taken. Any other action taken or not taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or inaction prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof.

ARTICLE III - REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties. To induce Lender to enter into the Notes and the Loan Documents and to make the Loan, Guarantor represents and warrants to Lender that: (a) Guarantor will receive a direct or indirect benefit from the making of the Loan to Borrower and the making of the ECEC Guaranty to Lender in connection therewith; (b) Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower and ECEC and any and all collateral intended to be given as security for the payment of the Deferred Payment; (c) after giving effect to this Guaranty, Guarantor is and will remain solvent; (d) the execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not and will not contravene or conflict with any law, statute or regulation to which Guarantor is subject, or constitute a default (or which with notice, or lapse of time, or both, would constitute a default) under, or result in the breach of, any indenture, mortgage, charge, lien, or any contract or agreement to which Guarantor is a party or which may be applicable to Guarantor; (e) no approval, authorization, order, license or consent of, or registration or filing with, any governmental authority or other person, and no approval, authorization or consent of any other person is required in connection with this Agreement; (f) there are no actions, suits or proceedings at law or in equity by or before any governmental authority or other agency now pending and served or, to Guarantor’s knowledge, threatened, involving or concerning Guarantor, (g) this Guaranty is a legal, valid and binding obligation of Guarantor, and is enforceable in accordance with its terms, except as may be limited by principles of equity, bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights, and (h) the individual executing this Guaranty has been duly authorized by the all necessary corporate, company, trust or individual actions and consents, as applicable.

Section 3.2 Additional Provisions. Without limiting anything set forth in Section 3.1 above, Guarantor hereby represents, warrants, covenants and agrees as follows:

(a) Guarantor (i) maintains its principal place of business (or residence address for any Guarantor who is an individual) at the address set forth in Schedule 1 attached hereto and (ii) has the requisite power to execute and deliver, and perform its obligations under, this Guaranty and any other Loan Document to which it is a party. To the extent Guarantor is a legal entity, Guarantor is duly organized, validly existing and in good standing as the legal entity set forth in Schedule 1 attached hereto under the laws of the jurisdiction of its incorporation or organization as set forth in Schedule 1 attached hereto.

(b) The execution and delivery by Guarantor of this Guaranty and any other Loan Document to which it is a party, and Guarantor’s performance of its obligations thereunder (i) will not violate any provision of any applicable legal requirements, and (ii) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any lien of any nature whatsoever upon any of the property or assets of Guarantor pursuant to, any indenture or agreement or instrument. This Guaranty and the other Loan Documents to which Guarantor is a party have been duly executed and delivered by Guarantor.

ARTICLE IV - SUBORDINATION OF CERTAIN INDEBTEDNESS

Section 4.1 Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean any and all debts and liabilities of ECEC or Borrower owed to Guarantor, whether now existing or hereafter incurred, including, without limitation, (i) all rights and claims of Guarantor against Borrower or ECEC (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or any portion of the Guaranteed Obligations, or (ii) any claim arising out of or related to the Purchase Agreement. During the continuance of an Event of Default under Senior Note or a default by ECEC under the ECEC Guaranty, without limiting the provisions of Sections 1.8 or 1.9, Guarantor hereby subordinates its rights to receive any payment from Borrower or ECEC on account of any Guarantor Claims to the full payment of the Deferred Payment payable to Lender. Following the occurrence of an Event of Default under the Senior Note or a default by ECEC under the ECEC Guaranty, Guarantor shall not demand, receive or collect, directly or indirectly, from Borrower, ECEC or any other party, and shall not claim any offset or other reduction of Guarantor’s obligations hereunder because of, any amount pursuant to or in satisfaction of the Guarantor Claims until the Deferred Payment is paid in full.

Section 4.2 Claims in Bankruptcy. In the event of an Insolvency Action involving Guarantor as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable pursuant to or in satisfaction of Guarantor Claims. Guarantor hereby assigns any and all such dividends and payments to Lender.

Section 4.3 Payments Held in Trust. If, notwithstanding anything to the contrary contained in this Guaranty, Guarantor should receive any funds, payment, claim or distribution which is prohibited hereunder, Guarantor covenants and agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims or distributions so received, and Guarantor acknowledges and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received, except to pay them promptly to Lender, and Guarantor hereby covenants and agrees promptly to pay the same to Lender.

Section 4.4 Liens Subordinate; Standstill. Guarantor acknowledges and agrees that until the Deferred Payment is paid in full or Guarantor has otherwise been released from the Guaranteed Obligations pursuant to the terms of the Loan Documents, any liens, security interests, judgment liens, charges or other encumbrances upon the assets of Borrower or ECEC securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon the assets of Borrower or ECEC securing payment or performance of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach. Until the Deferred Payment is paid in full, Guarantor shall not (i) exercise or enforce any creditor’s right it may have against Borrower or ECEC, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including, without limitation, the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrower or ECEC held by Guarantor.

ARTICLE V - MISCELLANEOUS

Section 5.1 Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder shall be in addition to all other rights provided by law. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

Section 5.2 Notices. All notices, consents, approvals, demands and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) hand delivery, with proof of attempted delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (d) by telecopier (with answerback acknowledged) provided that such telecopied notice must also be delivered by one of the means set forth in (a), (b) or (c) above, addressed to the parties as follows:

If to Lender:	CIL&D, LLC
337 N. Vineyard Ave., 4th Floor
Ontario, CA 91764
Attention: Richard E. Stoddard
Facsimile No.: 909.944.6605

with a copy to:	CIL&D, LLC
337 N. Vineyard Ave., 4th Floor
Ontario, CA 91764
Attention: Terry Cook
Facsimile No.: 909.944.6605

and with a copy to:	Bryan Cave LLP
88 Wood Street
London EC2V 7AJ
England
Attention: Carol Osborne
Facsimile No.: 44 20 3207 1881

If to Guarantor:	At the address for Guarantor set forth in Schedule 1

with a copy to:	Eagle Crest Energy Company
3000 Ocean Park Blvd, Suite 1020
Santa Monica, CA 90405
Attention: J. Douglas Divine
Facsimile: 310.450.9494

with a copy to:	Latham & Watkins LLP
355 S. Grand Ave
Los Angeles, CA 90071-1560
Attention: Kevin Ehrhart
Facsimile: 213.891.8763

and with a copy to:	Wexford Capital LP
411 West Putnam Ave.
Grenwich, CT 06830
Attention: Antony Lundy
Email: tlundy@wexford.com
Attention: Arthur Amron
Email: aamron@wexford.com
Facsimile: 203.863.7312

A party receiving a notice which does not comply with the technical requirements for notice under this Section 5.2 may elect to waive any deficiencies and treat the notice as having been properly given. A notice shall be deemed to have been given: (a) in the case of hand delivery, at the time of delivery; (b) in the case of registered or certified mail, when delivered or the first attempted delivery on a business day; (c) in the case of expedited prepaid delivery upon the first attempted delivery on a business day; or (d) in the case of telecopier, upon receipt of answerback confirmation, provided that such telecopied notice was also delivered as required in this Section 5.2.

Section 5.3 Governing Law; Submission to Jurisdiction.

(a) This Guaranty shall be interpreted and enforced according to the laws of the State of California (without giving effect to rules regarding conflict of laws).

(b) Guarantor hereby consents and submits to the exclusive jurisdiction and venue of any state or federal court sitting in the State of California with respect to any legal action or proceeding arising with respect to this Guaranty and waives all objections which it may have to such jurisdiction and venue.

Section 5.4 Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this

Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

Section 5.5 Modification; Waiver in Writing. No modification, amendment, extension, discharge, termination (except as provided in Section 1.3, above) or waiver of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, shall in any event be effective unless the same shall (i) be in a writing signed by the party against whom enforcement is sought, and (ii) specifically refer to this Agreement. Any such modification, amendment, extension, discharge, termination or waiver shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Guarantor, shall entitle Guarantor to any other or future notice or demand in the same, similar or other circumstances.

Section 5.6 Number and Gender. All references to sections and exhibits are to sections and exhibits in or to this Guaranty unless otherwise specified. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision, article, section or other subdivision of this Guaranty. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

Section 5.7 Headings, Etc. The headings and captions of various paragraphs of this Guaranty are for the convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 5.8 Counterparts. This Guaranty may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Guaranty. The failure of any party hereto to execute this Guaranty, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

Section 5.9 Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by Borrower or ECEC to Lender, by endorsement or otherwise, other than pursuant to this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy. No failure or delay on the part of Lender in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

Section 5.10 Entire Agreement. This Guaranty and the other Loan Documents embody the final, entire agreement of Guarantor and Lender with respect to the Guarantor’s guaranty of the Guaranteed Obligations and supersedes any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof. This Guaranty is intended by Guarantor and Lender as a final and complete expression of the terms of the Guaranty, and no course of dealing between Guarantor and Lender, no course of performance, no trade practices, and no evidence of prior, contemporaneous or subsequent oral agreements or discussions or other extrinsic evidence of any nature shall be used to contradict, vary, supplement or modify any term of this Guaranty. There are no oral agreements between Guarantor and Lender.

Section 5.11 Recitals. Each of the Recitals set forth at the beginning of this Guaranty are true and correct and are incorporated herein by reference.

[Signatures begin on the following page]

IN WITNESS WHEREOF, the undersigned have executed this Guaranty all as of the day and year first above written.

[SIGNATURE PAGE FOR EACH SHAREHOLDER GUARANTOR NOT ATTACHED FOR FILING.]

Eagle Crest Energy Company Shareholders Guaranty